EXHIBIT 10.59

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in place of the redacted language. The redacted information has been filed separately with the Commission.

2006 EXECUTIVE OFFICER INCENTIVE COMPENSATION PLAN

The 2006 Executive Officer Incentive Compensation Plan is based on the achievement of defined goals as approved by the Compensation Committee of the Board of Directors. These goals include Corporate goals and in some cases, may include goals that related directly to an individual’s area of responsibility. There is no discretionary component of the Plan.

Participants and Incentive Compensation Targets

Participant	Incentive Target as % of Base Salary	Bonus % based on Corporate Goals	Bonus % based on Personal Goals
Howard Birndorf	60%	100%
David Ludvigson	50%	100%
Larry Respess	37.5%	100%
Rob Saltmarsh	37.5%	100%
Graham Lidgard	37.5%	50%	50%

Payment Calculation and Payment

Payments will be calculated based on achievement against each goal. Some goals will carry a potential achievement of 50% up to 150% depending on the actual performance versus the goal. If achievement is in between minimum and maximum goals, the amount of bonus for that particular goal will be the linear calculation between the two points.

Payments will be made annually in February after review and approval of the Compensation Committee, or as soon thereafter as administratively practicable, but in no event later than March 15, 2007. Payments may be made in cash, stock or a combination of the two at the discretion of the Compensation Committee. To the extent payments are made in shares of stock, the stock will be issued from the Corporation’s stockholder-approved, amended and restated 1997 Stock Incentive Plan.

Corporate Goals

The Corporate Goals are specified below (in $,000 and excluding any impacts of Jurilab):

Goal	Goal Weighting	Minimum Achievement (50%)	2006 Operating Plan (100%)	Maximum Achievement (150%)
Revenue	35%	$[***]	$[***]	$[***]
EBITDA	45%	$[***]	$[***]	$[***]
Strategic initiatives	20%
- Integration of acquisitions
- Completion of new initiatives as approved by BOD

Incentive compensation for Howard Birndorf, David Ludvigson, Larry Respess and Rob Saltmarsh will be based 100% on the above metrics. Graham Lidgard’s incentive compensation will be based 50% on the above goals and 50% based on goals related to product development milestones.

Calculation Methodology:

No credit will be given if actual results fall below the Minimum Achievement levels above. A maximum award of 150% will be given if results meet or exceed the Maximum Achievement levels. If performance falls within the range of Minimum and Maximum metrics, the award will be based on a linear interpolation as follows:

•	If the actual results are equal to the Operating Plan, the award will be 100%.

•	If the actual results are between the Minimum and the Plan, the award will be calculated as:

(((Actual result - Minimum)/(Operating Plan - Minimum)) x 50%) + 50%

Example:

If actual revenue is $[***], the awarded percentage would be 75%

((([***] – [***])/([***] – [***])) x 50%) + 50% = 75%

*** Confidential portions omitted and filed separately with the Commission.

•	If the actual results are between the Plan and the Maximum, the award will be calculated as:

(((Actual result – Operating Plan)/(Maximum - Operating Plan)) x 50%) + 100%

Example:

If actual revenue is $[***], the awarded percentage would be 122%

((([***] – [***])/([***] – [***])) x 50%) + 100% = 122%

The total incentive award is the sum of the achievement of each of the four goals times the target incentive for each of the individuals.

*** Confidential portions omitted and filed separately with the Commission.